MTBC Reports 93% Revenue Growth in Second Quarter 2019

Company Reaffirms Full-Year Guidance

SOMERSET, N.J., August 7, 2019 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the second quarter of 2019. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the rest of the year.

Second Quarter 2019 Financial Results:

●	Revenue of $16.7 million, 93% growth over Q2 2018
●	GAAP net loss of $771,000
●	Adjusted EBITDA of $1.1 million
●	Adjusted net income of $807,000 or $0.07 per share

First Half 2019 Financial Results:

●	Revenue of $31.8 million, 87% growth over first half 2018
●	GAAP net loss of $1.1 million
●	Adjusted EBITDA of $2.7 million
●	Adjusted net income of $2.1 million or $0.17 per share

“We are pleased to report a strong first half of 2019, including an 87% year-over-year increase in revenue to $31.8 million, and a $189,000 year-over-year increase in adjusted EBITDA to $2.7 million. We are also pleased to reaffirm our full-year 2019 guidance of $63 to $65 million in revenue and $8 to $10 million in adjusted EBITDA,” said Stephen Snyder, MTBC’s Chief Executive Officer.

He continued, “During the five years since our IPO, MTBC has grown its revenue at a compound annual growth rate of 37% per year, from $10 million in 2013 (before our IPO), to over $50 million in 2018. In addition to our top-line growth, we grew our adjusted EBITDA to $4.8 million during 2018, more than double our adjusted EBITDA during 2017. With a strong first half of 2019, and the actions we have already taken to integrate our most recent acquisitions, we look forward to reporting continued growth in revenue and adjusted EBITDA for the full year, in line with our full-year guidance.”

First Half 2019 Financial Results

Revenue for the first half of 2019 was $31.8 million, an increase of 87% compared to $17.0 million in the first half of 2018.

For the first half of 2019, the Company’s GAAP net loss was $1.1 million, or $0.34 per share, compared to GAAP net income of $270,000 in the first half of 2018. GAAP net loss includes non-cash amortization and depreciation expense of $1.6 million, stock-based compensation expense of $1.6 million, and transaction and integration costs of $939,000.

Bill Korn, MTBC’s Chief Financial Officer remarked, “Our non-cash depreciation and amortization expense increased by approximately $442,000, as a result of our acquisition of Orion last July and Etransmedia in April of this year. Stock-based compensation increased by approximately $1 million, in part due to our higher share price and in part because share vesting is spread equally through the year in 2019, and was weighted toward the second half of the year in 2018.”

Bill Korn continued, “Our first half of 2019 results included approximately $249,000 of transaction costs related to Etransmedia. We also incurred $690,000 of integration costs to achieve future efficiencies from both Orion and Etransmedia. This includes the cost of winding down subcontractors and incurred severance for employees no longer needed, as well as exiting from facilities we no longer need, as we utilize our technology and cost-effective employees offshore. We expect to see the benefit of these investments during the third and fourth quarters, as indicated by our full-year adjusted EBITDA outlook.”

Adjusted EBITDA for the first half of 2019 increased by 7% to $2.7 million, as compared to $2.5 million in the first half of 2018. Bill Korn noted, “This was our ninth consecutive quarter of positive adjusted EBITDA.”

Non-GAAP adjusted net income for the first half of 2019 was $2.1 million, or $0.17 per share, growth of 7% or $139,000 compared to the first half of 2018. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding.

During the first half of 2019, MTBC generated $3.3 million in cash from operations, which was MTBC’s seventh consecutive quarter with positive cash flow from operations. Management utilizes non-GAAP measures of profitability, such as adjusted EBITDA and adjusted net income, in part because they better approximate the cash impact of the Company’s operations.

Second Quarter 2019 Financial Results

Revenue for the second quarter of 2019 was $16.7 million, an increase of 93% compared to $8.7 million in second quarter of 2018. For second quarter 2019, the GAAP net loss was $771,000, or $0.19 per share, compared to GAAP net income of $195,000 in Q2 2018. GAAP net loss includes non-cash amortization and depreciation expense of $836,000, stock-based compensation expense of $793,000, and transaction and integration costs of $733,000.

Adjusted EBITDA for the second quarter of 2019 is $1.1 million, as compared to $1.6 million in Q2 2018.

Non-GAAP adjusted net income for Q2 2019 was $807,000, or $0.07 per share.

During Q2 2019, MTBC generated $2.4 million in cash flow from operations.

Cash Balance and Capital

As of June 30, 2019, the Company had approximately $10.6 million in cash and positive working capital (current assets less current liabilities) of approximately $11.2 million. The Company has an untapped $10 million revolving line of credit with Silicon Valley Bank to help finance growth initiatives, including potential future acquisitions with the bank’s approval.

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In addition to common stock, MTBC has non-convertible Series A Preferred Stock, which is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

On January 1, 2019, MTBC adopted ASC 842, the new accounting standard for leased assets. This new standard requires all leased assets, including those that were previously categorized as operating leases, to be recorded on the balance sheet as “right-of-use assets,” and the corresponding future lease payments to be included as liabilities. MTBC’s consolidated balance sheet on June 30, 2019 includes approximately $4.9 million of such assets and liabilities under this new accounting standard. The new standard affects our balance sheet, but does not materially impact our statements of operations or cash flows, and does not change our actual payments on these leases or any contractual relationships.

2019 Guidance

MTBC is reaffirming its forward-looking guidance for the fiscal year ending December 31, 2019:

For the Fiscal Year Ending December 31, 2019 Forward-Looking Guidance
Revenue	$63 – $65 million
Adjusted EBITDA	$8 – $10 million

The Company anticipates 2019 revenue of approximately $63 to $65 million, which represents growth of 24% to 29% over 2018 revenue. Revenue guidance includes revenues from Etransmedia’s customers for the remainder of 2019, but excludes the effect of any additional, material acquisitions. “With revenue of $16.7 million during the second quarter and $31.8 million for the first half, we feel that we are very well-positioned to achieve our $63 to $65 million guidance,” commented Bill Korn.

Adjusted EBITDA is expected to be $8 to $10 million for 2019, growth of 67% to 108% over 2018 adjusted EBITDA. This is comparable with 2018, when MTBC’s adjusted EBITDA was double 2017’s adjusted EBITDA. According to Bill Korn, “MTBC management has experience integrating acquired businesses, and the integration efforts of Orion and Etransmedia are proceeding according to plan. As always, we start by reducing dependence on expensive third-party subcontractors, whose work quality is variable, and move work to our offshore employees. Customers appreciate getting better service while we benefit from lower costs. We then look for opportunities to eliminate redundancies, trim excess costs and leverage our technology to improve operational and cost efficiency.”

“This effort was largely completed for Orion, whose business we acquired on July 1, 2018, by the end of the second quarter. It is well underway for Etransmedia, which was much smaller and therefore a faster implementation, even though that transaction occurred on April 1, 2019,” continued Bill Korn. “Our expense run rate at the end of June was significantly lower than it was at the beginning of April. With the cost savings we expect will result from actions taken during the first half of 2019, we are on track to achieve our adjusted EBITDA guidance for the full year of 2019.”

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Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2019 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-717-9224 and referencing “MTBC Second Quarter 2019 Earnings Call.” Investors who opt for audio-only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio-only replay can also be accessed by dialing 412-317-0088 and providing access code 10133415.

About MTBC

MTBC, Inc. is a healthcare information technology company that provides a fully integrated suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentation, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

Follow MTBC on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

(732) 873-5133

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$10,583,026	$14,472,483
Accounts receivable - net of allowance for doubtful accounts of $194,000 and $189,000 at June 30, 2019 and December 31, 2018, respectively	7,518,940	7,331,474
Contract asset	2,473,671	2,608,631
Inventory	402,570	444,437
Current assets - related party	13,200	25,203
Prepaid expenses and other current assets	843,428	1,191,445
Total current assets	21,834,835	26,073,673
Property and equipment - net	2,031,246	1,832,187
Operating lease right-of-use assets	4,860,780	-
Intangible assets - net	6,507,149	6,634,003
Goodwill	12,633,696	12,593,795
Other assets	412,101	489,703
TOTAL ASSETS	$48,279,807	$47,623,361
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,442,211	$2,438,267
Accrued compensation	2,181,733	1,731,063
Accrued expenses	2,031,007	1,589,009
Deferred rent (current portion)	-	90,657
Operating lease liability (current portion)	2,077,030	-
Deferred revenue (current portion)	16,225	25,355
Accrued liability to related party	663	10,663
Notes payable (current portion)	152,830	277,776
Contingent consideration	279,565	526,432
Dividend payable	1,486,708	1,468,724
Total current liabilities	10,667,972	8,157,946
Notes payable	158,874	222,400
Deferred rent	-	189,366
Operating lease liability	2,876,232	-
Deferred revenue	18,360	18,949
Deferred tax liability	149,166	164,346
Total liabilities	13,870,604	8,753,007
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 and 4,000,000 shares at June 30, 2019 and December 31, 2018, respectively; issued and outstanding 2,162,449 and 2,136,289 shares at June 30, 2019 and December 31, 2018, respectively	2,162	2,136
Common stock, $0.001 par value - authorized 29,000,000 and 19,000,000 shares at June 30, 2019 and December 31, 2018, respectively; issued 12,769,041 and 12,570,557 shares at June 30, 2019 and December 31, 2018, respectively; outstanding, 12,028,242 and 11,829,758 shares at June 30, 2019 and December 31, 2018, respectively	12,769	12,571
Additional paid-in capital	62,300,966	65,142,460
Accumulated deficit	(25,270,408)	(24,203,745)
Accumulated other comprehensive loss	(1,974,286)	(1,421,068)
Less: 740,799 common shares held in treasury, at cost at June 30, 2019 and December 31, 2018	(662,000)	(662,000)
Total shareholders’ equity	34,409,203	38,870,354
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$48,279,807	$47,623,361

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
NET REVENUE	$16,749,499	$8,682,937	$31,829,710	$16,990,262
OPERATING EXPENSES:
Direct operating costs	11,396,395	4,333,573	21,243,935	8,817,628
Selling and marketing	382,557	403,057	743,956	708,071
General and administrative	5,143,754	3,054,205	9,305,830	5,654,939
Research and development	218,408	248,921	473,064	504,800
Change in contingent consideration	-	11,030	(64,203)	42,780
Depreciation and amortization	836,161	559,696	1,592,901	1,150,467
Total operating expenses	17,977,275	8,610,482	33,295,483	16,878,685
OPERATING (LOSS) INCOME	(1,227,776)	72,455	(1,465,773)	111,577
OTHER:
Interest income	67,497	29,939	145,697	35,224
Interest expense	(100,562)	(74,167)	(195,958)	(148,248)
Other income - net	545,221	218,589	464,191	369,963
(LOSS) INCOME BEFORE INCOME TAXES	(715,620)	246,816	(1,051,843)	368,516
Income tax provision	55,352	51,536	14,820	98,200
NET (LOSS) INCOME	$(770,972)	$195,280	$(1,066,663)	$270,316

Preferred stock dividend	1,486,706	1,248,717	2,979,406	2,024,049
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,257,678)	$(1,053,437)	$(4,046,069)	$(1,753,733)

Net loss per common share: basic and diluted	$(0.19)	$(0.09)	$(0.34)	$(0.15)
Weighted-average common shares used to compute basic and diluted loss per share	12,022,143	11,665,174	11,984,284	11,641,190

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(1,066,663)	$270,316
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,627,296	1,176,939
Deferred rent	-	(36,022)
Lease amortization	943,028	-
Deferred revenue	(9,719)	(34,832)
Provision for doubtful accounts	92,061	112,406
(Benefit) provision for deferred income taxes	(15,180)	78,000
Foreign exchange gain	(295,487)	(332,100)
Interest accretion	258,735	95,604
Gain on sale of assets	(26,213)	-
Stock-based compensation expense	1,550,188	537,402
Change in contingent consideration	(64,203)	42,780
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	267,850	2,576
Contract asset	274,129	326,631
Inventory	41,867	-
Other assets	571,468	(91,643)
Accounts payable and other liabilities	(836,228)	(180,452)
Net cash provided by operating activities	3,312,929	1,967,605
INVESTING ACTIVITIES:
Capital expenditures, net	(904,220)	(376,430)
Cash paid for acquisitions	(1,600,000)	(1,000,000)
Net cash used in investing activities	(2,504,220)	(1,376,430)
FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of fees and expenses	-	9,415,000
Preferred stock dividends paid	(2,961,422)	(1,714,979)
Settlement of tax withholding obligations on stock issued to employees	(932,465)	(213,675)
Repayments of notes payable, net	(181,457)	(139,485)
Contingent consideration payments	(182,664)	(82,725)
Other financing activities	-	(60,090)
Net cash (used in) provided by financing activities	(4,258,008)	7,204,046
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(440,158)	(434,834)
NET (DECREASE) INCREASE IN CASH	(3,889,457)	7,360,387
CASH - beginning of the period	14,472,483	4,362,232
CASH - end of the period	$10,583,026	$11,722,619
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$24,909	$75,372
Dividends declared, not paid	$1,486,708	$1,056,217
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$35,862	$29,673
Interest	$28,085	$20,221

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net (loss) income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Net revenue	$16,749	$8,683	$31,830	$16,990

GAAP net (loss) income	$(771)	$195	$(1,067)	$270

Provision for income taxes	55	51	15	98
Net interest expense	33	44	50	113
Foreign exchange / other expense	(539)	(185)	(296)	(332)
Stock-based compensation expense	793	409	1,550	537
Depreciation and amortization	836	560	1,593	1,151
Integration, transaction and restructuring costs	733	472	939	651
Change in contingent consideration	-	11	(64)	43
Adjusted EBITDA	$1,140	$1,557	$2,720	$2,531

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating (loss) income and GAAP operating margin.

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	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
Net revenue	$16,749	$8,683	$31,830	$16,990

GAAP net (loss) income	$(771)	$195	$(1,067)	$270
Provision for income taxes	55	51	15	98
Net interest expense	33	44	50	113
Other income - net	(545)	(218)	(464)	(370)
GAAP operating (loss) income	(1,228)	72	(1,466)	111
GAAP operating margin	(7.3)%	0.8%	(4.6)%	0.7%

Stock-based compensation expense	793	409	1,550	537
Amortization of purchased intangible assets	551	337	1,037	698
Integration, transaction and restructuring costs	733	472	939	651
Change in contingent consideration	-	11	(64)	43
Non-GAAP adjusted operating income	$849	$1,301	$1,996	$2,040
Non-GAAP adjusted operating margin	5.1%	15.0%	6.3%	12.0%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net (loss) income and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	($ in thousands)
GAAP net (loss) income	$(771)	$195	$(1,067)	$270

Foreign exchange / other expense	(539)	(185)	(296)	(332)
Stock-based compensation expense	793	409	1,550	537
Amortization of purchased intangible assets	551	337	1,037	698
Integration, transaction and restructuring costs	733	472	939	651
Change in contingent consideration	-	11	(64)	43
Income tax expense (benefit) related to goodwill	40	40	(15)	78
Non-GAAP adjusted net income	$807	$1,279	$2,084	$1,945

End-of-period shares	12,028,242	11,665,174	12,028,242	11,665,174

Non-GAAP adjusted net income per share	$0.07	$0.11	$0.17	$0.17

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss attributable to common shareholders, per share	$(0.19)	$(0.09)	$(0.34)	$(0.15)
Impact of preferred stock dividend	0.13	0.11	0.25	0.17
Net (loss) income per end-of-period share	(0.06)	0.02	(0.09)	0.02

Foreign exchange / other expense	(0.04)	(0.02)	(0.02)	(0.03)
Stock-based compensation expense	0.07	0.04	0.13	0.05
Amortization of purchased intangible assets	0.04	0.03	0.08	0.06
Integration, transaction and restructuring costs	0.06	0.04	0.08	0.06
Change in contingent consideration	-	0.00	(0.01)	0.00
Income tax expense (benefit) related to goodwill	0.00	0.00	(0.00)	0.01
Non-GAAP adjusted net income per share	$0.07	$0.11	$0.17	$0.17

End-of-period shares	12,028,242	11,665,174	12,028,242	11,665,174

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards, and the related taxes, based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with discontinued facilities and operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a (benefit) charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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